Exhibit 10.3


                             SUBORDINATED TERM NOTE


            THIS SUBORDINATED TERM NOTE AND INDEBTEDNESS EVIDENCED HEREBY ARE AND SHALL AT ALL TIMES BE AND REMAIN SUBORDINATED IN RIGHT OF PAYMENT TO THE EXTENT AND IN THE MANNER SET FORTH IN THAT CERTAIN AMENDED AND RESTATED DEBT SUBORDINATION AGREEMENT, EFFECTIVE AS OF JUNE 30, 2005, BY AND AMONG BANK OF AMERICA, N.A., ARGAN, INC., A DELAWARE CORPORATION AND KEVIN J. THOMAS, AN INDIVIDUAL, TO THE PRIOR PAYMENT IN FULL OF ALL SUPERIOR DEBT (AS DEFINED THEREIN).

$2,698,131.00                                                As of June 30, 2005

      FOR VALUE RECEIVED, the undersigned, ARGAN, INC., a Delaware corporation (the "Maker"), hereby promises to pay to the order of KEVIN J. THOMAS (the "Creditor"), at 6620 Daniels Road, Naples, Florida 34104, the principal sum of TWO MILLION SIX HUNDRED NINETY EIGHT THOUSAND ONE HUNDRED THIRTY ONE DOLLARS ($2,698,131.00) (the "Principal Amount"), in lawful money of the United States of America in immediately available funds, without deduction, set-off or counterclaim, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at a rate per annum equal to ten percent (10%). Interest hereunder shall be due and payable on a quarterly basis commencing on October 1, 2005 and continuing on the first day of each October, January, April and July thereafter. Unless otherwise prepaid as a Mandatory Prepayments as provided below, the Principal Amount together with all accrued and unpaid interest thereon shall be due and payable in one installment on August 1, 2006.

      Notwithstanding the forgoing, in the event that the Maker receives gross cash consideration (prior to the payment of any fees, discounts, costs, expenses or commissions) in connection with one or more public offerings or private placements of the Maker's capital stock during the period from the date hereof to August 1, 2006 which is in excess of $1,000,000 in the aggregate (the "Aggregate Consideration"), the Maker shall prepay the Principal Amount by an amount equal to that portion of the Aggregate Consideration which is in excess of $1,000,000 (a "Mandatory Prepayment") so that all capital raised by the Maker which is in excess of $1,000,000 shall be paid over to the Holder until such time as the Principal Amount and all other sums due hereunder have been paid in full.

      In addition, Maker agrees that it shall not close any transaction involving the acquisition by Maker of all or substantially all of the capital stock, equity interests or assets of any corporation, partnership, limited liability company or any other organization or entity (an "Acquisition") unless on or before the closing of any such Acquisition all amounts due hereunder shall have been paid in full (the "Additional Mandatory Prepayment"); provided, however, that, notwithstanding the forgoing, the Maker shall not be required to make the Additional Mandatory Prepayment in connection with any acquisition by the Maker of any assets, capital stock or other equity interests of any of its subsidiaries or affiliates whether as a result of a merger or for any other reason.

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      Interest  on the  outstanding  Principal  Amount  shall be computed on the basis of the actual number of days elapsed over a 365 day year.

      The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      THIS SUBORDINATED TERM NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO CHOICE OF LAW DOCTRINE, AND ANY APPLICABLE LAWS OF THE UNTED STATES OF AMERICA.

      This Subordinated Term Note is being issued in full and complete satisfaction of all obligations of the Maker to pay to the Creditor the Additional Cash Consideration (as defined in and to be paid pursuant to that certain Agreement and Plan of Merger among the Maker, the Creditor, Vitarich Laboratories, Inc., a Florida corporation and Vitarich Laboratories, Inc., a Delaware corporation (formerly known as AGAX/VLI Acquisition Corporation) ("Vitarich") dated as of August 31, 2004); provided, however, that notwithstanding the forgoing, the Maker and the Creditor agree and acknowledge, that the obligation of Argan to pay the Reduced Earn-back Amount (as defined in that certain Letter Agreement among the Maker, the Creditor and Vitarich effective as of June 30, 2005 (the "Letter Agreement")) and the Additional Earn-back Amount (as defined in the Letter Agreement), as applicable, shall be evidenced by and paid in accordance with the terms of said Letter Agreement and related Subordinated Term Note (Earn-back Obligations).

                                       ARGAN, INC.

                                       By: /s/ Haywood Miller
                                           ------------------------
                                           Name: Haywood Miller
                                           Title: EVP